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                                                                     Exhibit 5.1

VENABLE, BAETJER AND HOWARD, LLP
Including professional corporations
                                                             OFFICES IN
Two Hopkins Plaza, Suite 1800
Baltimore, MARYLAND 21201-2978                               MARYLAND
(410) 244-7400, FAX (410)244-7742                            WASHINGTON, D.C.
WWW.VENABLE.COM                                              VIRGINIA


[VENABLE ATTORNEYS AT LAW LOGO]


                                  June 27,2003

Maguire Properties, Inc.
Suite 5000
555 West Fifth Street
Los Angeles, California 90013

      Re: Registration Statement on Form S-8

Ladies and Gentlemen:

      We have served as Maryland counsel to Maguire Properties, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 4,816,861 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), issuable upon the grant of restricted stock awards or upon the exercise of options granted under the Amended and Restated 2003 Incentive Award Plan of the Company, Maguire Properties Services, Inc. and Maguire Properties L.P. (the "Plan"). The Shares are covered by the above-referenced Registration Statement, and all amendments thereto (collectively, the "Registration Statement"), filed by the Company with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

      In connection with our representation of the Company, and a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

      1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

      2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

      3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;
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June 27,2003
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      4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

      5. Resolutions adopted by the Board of Directors of the Company relating to, among other matters, the adoption of the Plan and the registration and issuance of the Shares (the "Board Resolutions"), certified as of the date hereof by an officer of the Company;

      6. Resolutions adopted by the sole stockholder of the Company relating to, among other matters, the approval of the Plan (the "Stockholder Resolutions" and, together with the Board Resolutions, the "Resolutions");

      7. The Plan, certified as of the date hereof by an officer of the Company;

      8. A certificate executed by an officer of the Company, dated as of the date hereof; and

      9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

      In expressing the opinion set forth below, we have assumed the following:

      1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

      2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

      3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

      4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original
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Maguire Properties, Inc.
June 27,2003
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documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

      5. The Shares will not be issued in violation of any restriction or limitation contained in the Charter or the Plan.

      6. Each option, restricted stock unit, right or other security exercisable or exchangeable for a Share will be duly authorized and validly granted in accordance with the Plan and exercised or exchanged in accordance with the terms of the Plan, including any option agreement entered into in connection therewith, at the time of any exercise of such option, restricted stock unit, right or other security.

      Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

      1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

      2. The issuance of the Shares has been duly authorized and, when and to the extent issued in accordance with the Charter, the Registration Statement, the Resolutions and the Plan, the Shares will be (assuming that, upon issuance, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter) validly issued, fully paid and non-assessable.

      The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

      The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no
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Maguire Properties, Inc.
June 27,2003
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obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

      This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                        Very truly yours,
                                        [Venable, Baetjer and Howard, LLP]

41923/189514